QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.5

Offer for all Outstanding
Senior Second Lien Secured Floating Rate Notes due 2011
in Exchange for
Senior Second Lien Secured Floating Rate Notes due 2011
Worldspan, L.P and WS Financing Corp.
Which Have Been Registered Under
the Securities Act of 1933,
as Amended

        To Our Clients:

        Enclosed for your consideration is a Prospectus, dated                        , 2005 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Worldspan, L.P. and WS Financing Corp. (together, the "Issuers") to exchange their Senior Second Lien Secured Floating Rate Notes Due 2011, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for their outstanding Senior Second Lien Secured Floating Rate Notes Due 2011 (the "Existing Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement, dated as of February 11, 2005, by and among the Issuers, the Guarantors as defined in the Registration Rights Agreement, and J.P. Morgan Securities Inc., UBS Securities LLC, Lehman Brothers Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co.

        This material is being forwarded to you as the beneficial owner of the Existing Notes carried by us in your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2005, unless extended by the Issuers (the "Expiration Date"). Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        Your attention is directed to the following:

          1.     The Exchange Offer is for any and all Existing Notes.

          2.     The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions of the Exchange Offer."

          3.     Any transfer taxes incident to the transfer of Existing Notes from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4.     The Exchange Offer expires at 5:00 p.m., New York City time, on                        , 2005, unless extended by the Issuers.

        If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Notes.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Worldspan, L.P. and WS Financing Corp. with respect to their Existing Notes.

        This will instruct you to tender the Existing Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

        Please tender the Existing Notes held by you for any account as indicated below:

Aggregate Principal Amount of Existing Notes
Senior Second Lien Secured Floating Rate Notes Due 2011
☐ Please do not tender any Existing Notes held by you for my account.
Dated: , 2005
Signature(s)

Please print name(s) here

Address(es)
Area Code and Telephone Number
Tax Identification or Social Security Number(s)

        None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless specific contrary instructions are given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Notes held by us for your account.

QuickLinks

  Exhibit 99.5
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER